ARTICLES OF AMENDMENT
                                   OF
                       ARTICLES OF INCORPORATION
                                   OF
                      INVESCO DYNAMICS FUND, INC.


      INVESCO Dynamics Fund, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies that:

      FIRST:      Article I of the Articles of Incorporation of
      the Company is hereby amended to read as follows:

                               ARTICLE I

                             NAME AND TERM

      The name of the corporation is "INVESCO CAPITAL APPRECIATION FUNDS, INC.", and it shall have perpetual existence.

      SECOND: Article III of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                   ARTICLE III

                                 CAPITALIZATION

            Section 1. The aggregate number of shares of stock of all series which the Company shall have the authority to issue is three hundred million (300,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share. The aggregate par value of all shares which the Company shall have the authority to issue is three million dollars ($3,000,000). Such stock may be issued as full shares or as fractional shares.

            In the exercise of the powers granted to the board of directors pursuant to section 3 of this Article III, the board of directors designates two series of shares of common stock of the Company to be designated as the INVESCO Dynamics Fund and the INVESCO Growth & Income Fund, respectively. Initially, one hundred million (100,000,000) shares of



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      the Company's Common Stock are classified as and are allocated to each such designated series.

            Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      THIRD:  The foregoing  amendment,  in accordance with the  requirements of
      Section 2-605 of the General Corporation Law of the State of Maryland, was approved by a majority of the Board of Directors of the Company on May 16, 1997.

      FOURTH: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Dynamics Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 23rd day of June, 1997.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO DYNAMICS FUND, INC.


                              By:/s/ Dan J. Hesser
                                 -------------------------
                                     Dan J. Hesser, President

[SEAL]

WITNESSED:

/s/ Glen A. Payne
---------------------------
Glen A. Payne, Secretary


                             CERTIFICATION

      I, Ruth A. Christensen, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 23rd day of June, 1997.

                                          /s/ Ruth A. Christensen
                                          -----------------------
                                          Ruth A. Christensen
                                          Notary Public
                                          7800 East Union Avenue
                                          Denver, Colorado 80237

[SEAL]

My commission expires March 16, 1998.